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                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                         BEVERLY ENTERPRISES, INC.
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              (Name of Registrant as Specified in its Charter)

                             ARNOLD M. WHITMAN
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        (Name of Person(s) Filing Proxy Statement, if other than the
                                Registrant)


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                                  CONTACTS:     MEDIA:
                                                Jim Barron/Debbie Miller
                                                Citigate Sard Verbinnen
                                                (212) 687-8080
                                                INVESTORS & ANALYSTS:
                                                Daniel Burch 212-929-5748
                                                Larry Dennedy 212-929-5239
                                                Bob Marese 212-929-5405
                                                MacKenzie Partners, Inc.


     FORMATION CAPITAL FILES LAWSUIT REQUESTING ARKANSAS LEGISLATURE'S
          LONG TERM HEALTH CARE BILL BE DECLARED UNCONSTITUTIONAL

CONTENDS SPECIAL INTEREST LEGISLATION DOES NOTHING MORE THAN PROTECT AND FURTHER ENTRENCH BEVERLY BOARD AND MANAGEMENT; SAYS BILL DOES NOTHING TO PROTECT LONG TERM CARE PATIENTS

ALPHARETTA, GA, MARCH 14, 2005 - Formation Capital, LLC today announced that it has filed a complaint against Kurt Knickrehm, Director of the Arkansas Department Of Human Services ("Director of DHS") in response to the "Long Term Care Resident Protection Act of 2005" proposed in Arkansas Legislature ("Long Term Care Act"). The complaint was filed in the United States District Court, Eastern District of Arkansas.

The complaint contends that the proposed bill does nothing to protect the "health, safety and well-being" of long-term care residents in the state of Arkansas as it purports, but rather is aimed simply at protecting "the senior-most officers of Beverly [Enterprises, Inc. (NYSE: BEV)], who number among them two of the highest paid executives in the State."

"We believe the proposed Long Term Care Act is simply a last-ditch effort by the Beverly Board and management to resist our consortium's offer - an offer which would provide superior value to all Beverly shareholders," said Arnold M. Whitman, Chief Executive Officer of Formation Capital. "This is yet another egregious attempt - like imposing a poison pill and accelerating the date of the annual shareholder meeting - to protect their own self interests at the expense of shareholders. Given this continuing pattern of behavior designed to further entrench themselves, we feel compelled to seek the intervention of the court in order to give Beverly shareholders the opportunity to maximize the value of their investment."

As outlined in the complaint, the proposed Long Term Care Act would bar Formation Capital and its associates from even offering its proposed transaction to Beverly's shareholders, much less consummating it, without the prior approval of the Director of DHS, and such approval may only be granted after a "lengthy process in which the incumbent Beverly management is given every opportunity to block and otherwise delay the transaction. Moreover, if the [Long Term Care Act] were to be construed broadly, the Director of DHS will purportedly have the right to determine whether Beverly's shareholders may support the election of directors of their own choice to Beverly's board, despite the fact that the process by which shareholders may choose the company's directors must be exclusively subject to federal law and the law of the state of incorporation (in Beverly's case, Delaware)."

Whitman added, "This effort to rush through special interest legislation does nothing more than to protect one single company - Beverly Enterprises
- and its Board and management. It does nothing to protect Arkansas long term care residents, who are already protected by existing laws at both the federal and state level. As stated in the complaint, the Long Term Care Act `is not just bad policy. It is clearly unconstitutional under both the U.S. and Arkansas constitutions.'"

As alleged in the complaint, the Long Term Care Act "blatantly interferes with the rights of shareholders around the nation to determine who should manage and control the corporation they own -- a corporation which has the vast majority of its shareholders, employees, and operations outside of Arkansas -- as well as the right of others even to propose or discuss potential change of control transactions in contravention of federal and Delaware law. The corporate control issues have no impact on the quality of life of residents in long-term care facilities in Arkansas who are already protected."

IMPORTANT INFORMATION
On March 14, 2005, Arnold Whitman filed a definitive proxy statement with the SEC for the solicitation of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. Security holders of Beverly Enterprises are urged to read the proxy statement and any other proxy solicitation materials filed by Mr. Whitman because they contain (or will contain) important information. Mr. Whitman and certain other persons may be deemed to be "participants in the solicitation" (as defined in Instruction 3 to Item 4 of Schedule 14A of the Securities and Exchange Act of 1934, as amended) of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. A list of these persons and a description of their interests in the solicitation is included in the definitive proxy statement.

Investors may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Whitman with the SEC at the SEC's website at www.sec.gov. Investors will also be able to obtain a free copy of the definitive proxy statement and these other documents by contacting MacKenzie Partners, Inc., the proxy solicitor retained in connection with the solicitation, at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free) or by email at proxy@mackenziepartners.com.

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